UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 18, 2007
Republic Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-14267	65-0716904

(Commission File Number)	(IRS Employer Identification No.)

110 SE 6th Street, 28th Floor, Fort Lauderdale, Florida	33301

(Address of Principal Executive Offices)	(Zip Code)
(954) 769-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.
Countywide Recycling and Disposal Facility
On March 26, 2007, Republic Services of Ohio II, LLC (“Republic-Ohio”), an Ohio limited liability company and wholly owned subsidiary of Republic Services, Inc. (the “Company”), was issued Final Findings and Orders (the “F&Os”) from the Ohio Environmental Protection Agency (“OEPA”). The F&Os relate to environmental conditions attributed to a chemical reaction resulting from the disposal of aluminum production waste at the Countywide Recycling and Disposal Facility (“Countywide”) in East Sparta, Ohio. The F&Os require certain actions to be taken by Republic-Ohio to address the environmental conditions, including, without limitation, the following actions: (a) prohibiting leachate recirculation, (b) refraining from the disposal of solid waste in certain portions of the site, (c) updating engineering plans and specifications and providing further information regarding the integrity of various engineered components at the site, (d) performing additional data collection, (e) taking additional measures to address emissions, (f) expanding the gas collection and control system, and (g) submitting a plan to the OEPA to suppress the chemical reaction and, following approval by the OEPA, implementing such plan. Currently, the OEPA has not approved Republic-Ohio’s plan to suppress the chemical reaction.
During the three months ended March 31, 2007, the Company recorded a $22.0 million charge to income from continuing operations before provision for income taxes, or approximately $.07 per diluted share, for costs the Company believed would be required to comply with the F&Os. The Company has complied, and will continue to comply, with the F&Os. In addition, while there are indications that the reaction is beginning to subside, the Company has nevertheless recently agreed with the OEPA to take certain additional remedial actions at Countywide, including creating multiple barriers in the landfill, to further isolate the reaction. Consequently, the Company will record an additional $23.3 million charge to income from continuing operations before provision for income taxes, or approximately $.08 per diluted share, during the three months ended September 30, 2007. The majority of these additional costs will be incurred during fiscal 2008.
The Company is vigorously pursuing financial contributions from third parties for its costs to comply with the F&Os and the additional remedial actions.
West Contra Costa County Landfill
Also during the three months ended September 30, 2007, the Company will record a $9.6 million charge to income from continuing operations before provision for income taxes, or approximately $.03 per diluted share, associated with an increase in estimated leachate disposal costs and costs to upgrade onsite equipment that captures and treats leachate at the Company’s closed disposal facility in Contra Costa County, California. These additional remediation costs are attributable to a recently signed consent agreement with the California Department of Toxic Substance Control. The majority of these additional costs will be incurred during fiscal 2008.
Other
It is reasonably possible that the Company will need to adjust the charges noted above to reflect the effects of new or additional information, to the extent that such information impacts the costs, timing or duration of the required actions. Future changes in the Company’s estimates of the costs, timing or duration of the required actions could have a material adverse effect on the Company’s financial position, results of operations or cash flows.
Increase Earnings Guidance
The Company is announcing an increase in its 2007 earnings per share guidance from a range of $1.59 to $1.62 per diluted share to a range of $1.65 to $1.66 per diluted share, excluding the $32.9 million of charges, or approximately $.11 per diluted share, that the Company will record during the third quarter of 2007 as discussed above and the $22.0 million charge, or approximately $.07 per diluted share, the Company recorded during the first quarter of 2007 associated with its Countywide facility. Including these charges, the Company expects to report earnings in a range of $1.47 to $1.48 per diluted share for the year ending December 31, 2007.
The Company is also reaffirming its previous guidance for free cash flow for 2007 of $320.0 million to $325.0 million. This guidance includes payments that are expected to be made during 2007 associated with the charges that the Company recorded during the first quarter of 2007 and will record during the third quarter of 2007 as discussed above. The Company defines free cash flow as cash provided by operating activities less purchases of property and equipment plus proceeds from sales of property and equipment.
Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in or by such forward-looking statements. Such factors include, among other things, whether the Company’s estimates and assumptions concerning its selected balance sheet accounts, income tax accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to the Company’s landfills and property and equipment, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate, and various factors that will impact the actual business and financial performance of the Company such as competition and demand for services in the solid waste industry; the Company’s ability to manage growth; compliance with, and future changes in, environmental regulations; the Company’s ability to obtain approval from regulatory agencies in connection with operating and expanding the Company’s landfills; the ability to obtain financing on acceptable terms to finance the Company’s operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements; the ability of the Company to repurchase common stock at prices that are accretive to earnings per share; the Company’s dependence on key personnel; general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor, risk and health insurance, and other variable costs that are generally not within the control of the Company; dependence on large, long-term collection, transfer and disposal contracts; dependence on acquisitions for growth; risks associated with undisclosed liabilities of acquired businesses; risks associated with pending legal proceedings; and other factors contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 18, 2007	REPUBLIC SERVICES, INC.
	By:	/s/ Tod C. Holmes
Tod C. Holmes
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Charles F. Serianni
Charles F. Serianni
Vice President and Chief Accounting Officer (Principal Accounting Officer)

4